                                                                    Exhibit 99.1

CONTACT:    Leonard Carr
            Vice President
            713-783-8200
            lcarr@tidelmail.com

PRESS RELEASE

               TIDEL COMPLETES MAJOR REFINANCING WITH LAURUS FUNDS

HOUSTON,  Texas -- Dec. 5, 2003 -- Tidel  Technologies,  Inc.  (Other OTC: ATMS)
announced  today that it closed a $6.85  million  financing  with Laurus  Master
Fund, Ltd. ("Laurus Funds"), a New York-based investment group that makes direct investments  in small and mid cap  companies.  The  financing  is comprised of a three-year  convertible  note in the  amount  of $6.45  million  and a  one-year convertible note in the amount of $400,000.  The notes are secured by all of the assets of Tidel and its  subsidiaries  and bear  interest  at the annual rate of prime plus 2%. The notes may be converted,  at Laurus Funds' option,  into Tidel common  stock at a  conversion  price of $0.40  per  share.  Tidel  also  issued seven-year  warrants to Laurus Funds to purchase  4.25  million  shares of Tidel common stock at an exercise price of $0.40 per share.  Tidel expects to record a substantial non-cash charge to earnings related to the issuance of securities to
Laurus  Funds at  conversion  prices  that were  below the  market  price of the underlying common stock at the closing date of the transaction.

Among other things, the three-year  convertible note has provisions to partially amortize the principal of the loan over its term with monthly principal payments beginning in April 2004. As a condition of the Laurus Funds financing, a company controlled  by James T. Rash,  Chairman and CEO of Tidel,  loaned an  additional
$100,000 to Tidel on  substantially  the same terms and conditions as the Laurus
Funds  one-year  term note.  Of the total  proceeds,  $6 million was utilized to retire Tidel's 6%  convertible  subordinated  debentures  with the balance to be used for transaction fees and expenses and working capital purposes.

In the  sixty-day  period  prior to the Laurus Funds  transaction,  Tidel issued short-term, unsecured promissory notes to three major shareholders in the amount of $720,000,  together with warrants to purchase  240,000 shares of Tidel common stock. The maturities of the notes range from three to six months.

                                       5

RETIREMENT OF EXISTING INDEBTEDNESS

In connection  with the Laurus Funds  financing,  Tidel entered into  settlement agreements  with the  holders  of its 6%  subordinated  convertible  debentures.
Pursuant  to the terms of the  agreements,  Tidel  paid $6  million  in full and complete  satisfaction  of all  amounts  due and  payable  by  Tidel  under  the debentures, which aggregated approximately $24.4 million in principal, interest, penalties and fees. Additionally,  all warrants previously issued to the holders of the  debentures  were canceled and all  outstanding  litigation was dismissed with prejudice.

Concurrent  with the Laurus Funds  financing,  Tidel repaid its existing  senior secured  facility  with a bank in the  principal  amount  of $2  million.  Tidel utilized  its $2.2 million in pledged  cash  collateral  to repay the bank note, with the balance of $200,000 being returned to working capital.

The following is an unaudited  summary of outstanding debt principal and accrued interest  immediately  prior to the refinancing  together with the unaudited pro
forma   balances,   after  giving  effect  to  the   financing  and   settlement
transactions:

                                                                    UNAUDITED
                                                    Balances Before             Pro Forma
                                                     Refinancing                ---------
                                                     -----------
Senior bank indebtedness                           $     2,000,000             $        --
6% subordinated convertible debentures                  18,000,000                      --
Accrued interest payable                                 6,410,000                      --
Short-term promissory notes                                720,000                 720,000*
Laurus Funds notes                                          --                   6,850,000*
Director note                                               --                     100,000
                                                   ---------------             ------------
                                                   $    27,130,000             $ 7,670,000

*-   Amounts   exclude  applicable  debt discount  arising from the issuance of warrants and the issuance of convertible notes with a beneficial conversion feature.

PLAN TO RESUME PERIODIC REPORTING AND APPLY FOR LISTING ON NASDAQ BULLETIN BOARD
EXCHANGE

In  connection  with the Laurus Funds  financing,  a timetable for the filing of
Tidel's past due periodic  reports with the Securities  and Exchange  Commission
(SEC) and a future registration statement covering the securities underlying the
Laurus  Funds notes and  warrants  was  specified.  The terms  require  Tidel to complete  the filing of its Form 10-K for the fiscal  year ended  September  30,
2002 on or before  February  8, 2004,  and the filing of its Forms 10-Q for 2003 and Form 10-K for the fiscal year ended  September  30, 2003 on or before May 8,
2004.  Upon  returning  to  compliance  with its filing  requirements,  Tidel is required to file a registration statement covering the securities underlying the
Laurus Funds notes and warrants,  and to apply for listing of its  securities on the Nasdaq Bulletin Board exchange.  Notwithstanding  the required timetable for these filings, Tidel is not able to provide assurance with respect to when or if

                                       7

its SEC reports  will be brought  current or when or if its common stock will be listed on the Nasdaq Bulletin Board exchange.

RECENT RESULTS

Tidel has continued to sustain  substantial  losses since the quarter ended June
30, 2002,  which is the latest period for which it has filed a Form 10-Q report.
Accordingly,  Tidel expects to report substantial losses for the quarter and the fiscal year ended  September 30, 2002,  and for each of the quarters and for the fiscal year ended  September 30, 2003.  Unaudited  revenues for the fiscal years ended  September  30, 2002 and 2003 were  approximately  $19.4 million and $17.8 million,  respectively.  These financial  results are subject to the performance and completion of the audits for the periods.

These losses are attributable to severely  depressed sales during these periods, reduced gross profit margins arising from declines in productivity,  higher than normal legal fees due to litigation pending during the periods,  and significant accrual of interest and  penalties  applicable to the  subordinated  convertible debentures prior to their extinguishments.

During this time, Tidel has redesigned  existing  products and developed certain new products.  Management  is currently  attempting to rebuild its customer base through these new product  initiatives  and an improved  balance sheet resulting from the refinancing.

ABOUT TIDEL

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail  marketers.  More information about the company and its  products  may be found on the  company's  web site at
www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the
Company's  financial  position and working capital  availability;  the levels of orders  which are  received  and can be  shipped in a  quarter;  customer  order patterns and seasonality; costs of labor, raw materials, supplies and equipment;
technological changes; competition and competitive pressures on pricing; changes in the company's  relationships  with customers or suppliers;  acceptance of the
Company's product and technology introductions in the marketplace; unanticipated litigation,  claims or  assessments;  the Company's  ability to reduce costs and expenses and improve internal operating efficiencies;  the economic condition of the ATM industry and the possibility  that it is a mature  industry;  the future trading  market for the  Company's  securities;  and economic  conditions in the
United States and worldwide. Additionally, factors and risks affecting operating results  include those  described in the company's  registration  statements and periodic reports filed with the U.S. Securities and Exchange Commission.